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Exhibit  32.1

Certification of Chief Executive Officer of Bluegate Corporation pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 and Section 1350 of 18 U.S.C. 63.

I, Manfred Sternberg, the Chief Executive Officer of Bluegate Corporation hereby certify that Bluegate Corporation's periodic report on Form 10-QSB and the financial statements contained therein fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d) and that information contained in the periodic report on Form 10-QSB and the financial statements contained therein fairly represents, in all material respects, the financial condition and results of the operations of Bluegate Corporation.

Date:  May  13,  2005


/s/  Manfred  Sternberg
Manfred  Sternberg
Chief  Executive  Officer  of
Bluegate  Corporation.


A signed original of this written statement has been provided to Bluegate Corporation and will be retained by Bluegate Corporation and furnished to the Securities and Exchange Commission or its staff upon request.